UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2011

HEICO Corporation
(Exact name of registrant as specified in its charter)

Florida	1-4604	65-0341002
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Taft Street, Hollywood, Florida 33021
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (954) 987-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

HEICO Corporation (the “Company”) held its Annual Meeting of Shareholders on Monday, March 28, 2011 at the JW Marriott, 1109 Brickell Avenue, Miami, FL 33131 at 10:00 a.m. The shareholders voted on four proposals, each of which is described in more detail in the Company’s definitive proxy statement filed February 17, 2011.

Proposal 1

At the Annual Meeting of Shareholders held on March 28, 2011, the Company’s shareholders elected nine directors. The number of votes cast for and withheld for each nominee for director was as follows:

Director	For	Withheld

Adolfo Henriques	13,392,206	188,256
Samuel L. Higginbottom	11,967,720	1,612,742
Mark H. Hildebrandt	13,224,654	355,808
Wolfgang Mayrhuber	12,028,761	1,551,701
Eric A. Mendelson	13,155,220	425,242
Laurans A. Mendelson	13,137,086	443,376
Victor H. Mendelson	13,155,220	425,242
Dr. Alan Schriesheim	13,184,482	395,980
Frank J. Schwitter	13,291,069	289,393

Broker Non-Votes:  1,099,167 shares for each director

Proposal 2

The Company’s shareholders held a non-binding, advisory vote on executive compensation. The result of the vote was as follows:

For	Against	Abstain

12,060,985	1,331,540	187,937

Broker Non-Votes:  1,099,167

Proposal 3

The Company’s shareholders held a non-binding, advisory vote on the frequency of holding future advisory votes on executive compensation. The result of the vote was as follows:

Three Years	Two Years	One Year	Abstain

6,735,107	81,249	6,535,551	228,555

Broker Non-Votes:  1,099,167

Proposal 4

The Company’s shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2011. The result of the vote was as follows:

For	Against	Abstain

14,540,739	60,551	78,339

Broker Non-Votes:  0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEICO CORPORATION

Date:	March 31, 2011	By:	/s/ THOMAS S. IRWIN
Thomas S. Irwin
Executive Vice President and
Chief Financial Officer
(Principal Financial and
Accounting Officer)